EXHIBIT 4.7

THIS NOTE, AND THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACT OR UNLESS THE COMPANY RECEIVES AN OPINION FROM COUNSEL FOR THE HOLDER AND IS SATISFIED THAT THIS NOTE AND THE UNDERLYING SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT.

                                 PROMISSORY NOTE

                                                              As of ____________
$___________                                                Littleton,  Colorado

For Value Received, Ipvoice.com, Inc., a Nevada Corporation (The "Company"), Hereby Promises to Pay to the Order of __________, or Any Subsequent Holder of this Note (The "Payee"), at _________________________, Two (2) Years from the
Date Hereof or at Such Other Place as May Be Designated by the Payee from Time to Time by Notice to the Company, the Principal Sum of __________________________________ Dollars ($_________), Together with Simple
Interest from the Date Hereof (The "Issuance Date"), Payable Quarterly, on the Unpaid Principal Amount at an Annual Rate Equal to Nine Percent (9.0%) per Annum, or at the Option of the Company in its Free-trading Common Stock (If Available) Calculated at the Rate of 18% per Annum and Based on the Average Closing Price of the Stock for Seven (7) Days Prior to the Payment Date; Provided However, the Note May at the Option of the Company, Be Extended for an Additional One Year Term with Equal Monthly Amortization at the Rate of 110% of Principal plus Accrued Interest at the Note Rate; Or, the Company May at its Option Extend the Term of the Note for a Total of Two (2) Additional Years with Equal Monthly Amortization at the Rate of 120% of Principal plus Accrued Interest at the Note Rate, Such Option to Extend the Note to Be Exercised by the Company in Writing to the Holder at Least 60 Days Prior to its Original Maturity Date.

2.       Notices.

All Notices,  Requests,  Demands or Other  Communications  Hereunder Shall Be in
Writing and Personally Addressed or Sent by Telecopier or by Registered or Certified Mail, Return Receipt Requested, Postage Prepaid, Addressed or Telecopied as Follows or to Such Other Address or Telecopier Number of Which Notice Has Been Given Pursuant Hereto:

         If to the Company:         Ipvoice.com, Inc.
                                    5050 West 19th Avenue
                                    Suite 417
                                    Phoenix, Az 85015
                                    Phone:            (602) 335-1231
                                    Fax:     (602) 335-1577

         With Copy To:              Mintmire & Associates
                                    265 Sunrise Avenue, Suite 204
                                    Palm Beach, Fl  33480
                                    Attn:  Donald F. Mintmire, Esq.
                                    Telephone (561) 832-5696
                                    Fax (561) 659-5371



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If to the  Holder:  to Such  Holder at the  Address  Set Forth on the Records of
                    the Company. In Addition, Copies of All Such Notices or Other Communications Shall Be Concurrently Delivered by the
                    Person   Giving  the  Same  to  Each  Person  Who  Has  Been
                    Identified to the Company by Such Holder as a Person Who Is to Receive Copies of Such Notices.

3.       Governing Law.

This Note Shall Be Governed By, and Construed and Interpreted in Accordance With, the Laws of the State of Nevada, Without Giving Effect to Conflict of Law Principles.

4.       Successors and Assigns.

This Note Shall Be Binding upon and Inure to the Benefit of the Company and the Holder Hereof and Their Respective Successors and Permitted Assigns; Provided, However, That the Company May Not Transfer or Assign Any of its Rights or Obligations Hereunder Without the Prior Written Consent of the Holder Hereof.

In Witness Whereof, the Company Has Caused this Note to Be Executed by its Duly Authorized Officers as of the Date First Set Forth Above.

Ipvoice.com, Inc.


By:               ___________________________________
                  Barbara S. Will